UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2007

GenTek Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14789	02-0505547
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 East Halsey Road, Parsippany, New Jersey		07054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	973-515-0900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2007, the Board of Directors of GenTek Inc. (the "Company"), on the recommendation of the Compensation Committee, approved certain changes to the annual compensation payable to non-employee directors of the Company. The changes in compensation reported in this Current Report on Form 8-K will become effective in November 2007.

Fees payable for attendance at in-person Board meetings were increased to $1,500 from $1,250 per Board meeting; fees payable for Board meetings by telephone were increased to $750 from $625 per telephone meeting, which is 50% of the in-person Board meeting fee. Fees payable for in-person Board committee meetings were increased to $1,400 from $1,000 per meeting; fees payable for committee meetings by telephone were increased to $700 from $500 per telephone committee meeting.

The annual cash retainer fee of $35,000 paid to each non-employee directors remains unchanged, and the additional annual cash retainer fee of $35,000 paid to the Chairman of the Board of Directors also remains unchanged. The additional annual cash retainer fees paid to Board committee chairpersons were reduced as follows: the annual cash retainer fee paid to the Chairperson of the Audit Committee was reduced to $10,000 from $15,000; the annual cash retainer fee paid to the Chairperson of Compensation Committee was reduced to $7,500 from $10,000; and the annual cash retainer fee paid to the Chairperson of the Corporate Governance and Nominating Committee was reduced to $6,000 from $10,000.

Non-employee directors of the Company will also continue to receive in November of each year an annual grant of restricted stock with a grant date value of $40,000. In addition, each non-employee director will continue to be entitled to participate in a "matching restricted stock" program under the GenTek Inc. 2003 Management and Directors Incentive Plan pursuant to which the Company will match each share of Company stock purchased on the open market by a director with one share of restricted stock to a $10,000 maximum investment per director each calendar year. Presently, all outstanding grants of restricted stock are subject to vesting over a three (3) period. Commencing with equity based compensation grants of restricted stock to non-employee directors made in and after November, 2007, all grants of restricted stock to non-employee directors will vest one (1) year after the applicable grant date.

In addition, on the recommendation of the Compensation Committee, the Board of Directors adopted share retention guidelines for non-employee directors. Under the guidelines, each non-employee director is expected, within a period of five (5) years following his or her initial election or appointment to the Board, to own an amount of common stock of the Company (which may include, as applicable, stock options and restricted stock) equal in value to five (5) times the annual cash retainer offered to such director at the time he or she joins the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenTek Inc.

August 29, 2007	By:	James Imbriaco

Name: James Imbriaco
Title: Vice President General Counsel and Secretary